Exhibit 10.33

                              CONSULTING AGREEMENT

      AGREEMENT made this 30th day of November, 2004 between HOLLAND AMERICA LINE INC., Holland America Line N.V., HAL Cruises Limited, Windstar Sail Cruises Limited, Wind Star Limited, Wind Spirit Limited, Westmark Hotels, Inc., Westmark Hotels of Canada, Ltd., Horizon Coach Lines Ltd., Westours Motor Coaches, Inc., Evergreen Trails, Inc., Trailways Tours, Inc., Worldwide Shore Services, Inc., and HAL Properties Limited, and any other entity that is part of the Holland America Line group of entities (collectively, "HAL" or the "Companies") having their principal places of business at 300 Elliott Avenue West, Seattle, Washington 98119 and Alton Kirk Lanterman ("Lanterman"), residing at 714 West Galer Street, Seattle, Washington 98119.

      WHEREAS, Lanterman is employed by HAL with Lanterman's present position being Chairman and Chief Executive Officer; and

      WHEREAS, HAL and Lanterman desire to terminate Lanterman's employment effective December 31, 2004; and

      WHEREAS, following Lanterman's termination, HAL desires to retain Lanterman as a consultant to HAL.

      NOW THEREFORE, in consideration of the premises and the mutual agreements of the parties set forth below, it is hereby agreed as follows:

      1.    Consulting Services.

            (a) Lanterman agrees to perform, and Companies agree to purchase, certain personal services subject to and in accordance with this Agreement.

            (b) The term of Agreement shall be for eleven (11) months commencing on January 1, 2005 (the "Term"). The Term shall automatically renew for an additional one (1) year period unless earlier terminated pursuant to Paragraphs 3 or 4 below or unless written notice shall have been given by either party of the desire not to extend the Term. Such written notice must be given by HAL on or before June 1, 2005 or by Lanterman on or before September 1, 2005. In no case shall this Agreement extend beyond November 30, 2006. At the end of the Term, no further severance or other payments shall be provided to Lanterman, except as set forth in the Retirement and Consulting Agreement, between Lanterman, Carnival Corporation and HAL, dated November 28, 2003 ("Retirement Agreement").

            (c) Effective the close of business on November 30, 2004 and except with respect to his position as a director of Carnival Corporation and Carnival plc, Lanterman shall resign his position as an officer and/or director of any entity, company, division or corporation that is or ever was directly or indirectly controlled by, controlling, under common control with or otherwise affiliated or

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            related to, HAL, including, without limitation, corporations, unincorporated associations, trusts, joint ventures and partnerships ("Affiliates"). Lanterman shall thereafter, both through the date of termination and during the Term, have the title of "Chairman," which shall be a non-executive title.

            (d) During the Term, Lanterman shall perform the duties set out on the attached Exhibit A, as those duties are updated from time to time, and provide such other services as the President and Chief Executive Officer of HAL and/or the Chairman and CEO of Carnival Corporation and Carnival plc may, from time to time, request (the "Services"). Lanterman shall devote such time as may be required in order to fully perform the Services to the satisfaction of the Companies, except that all parties agree that Lanterman shall not be required to spend more than 1,000 hours annually in the performance of the Services. Lanterman shall be free to engage in any other business activities on behalf of any other business entities (other than other cruise lines or tour companies) so long as such does not interfere with his performance of the Services.

            (e) During the Term, HAL shall pay to Lanterman, in monthly installments of $65,667, an annual compensation of $788,000. Lanterman shall not be eligible to participate in any incentive compensation plans offered by HAL or any Affiliate, including, without limitation, the Carnival Corporation 1992 Stock Option Plan, the Carnival Corporation 2002 Stock Plan, and the Key Management Incentive Plan - HAL Antillen, N.V. and Subsidiaries, and he shall likewise cease to be eligible to receive any other employee benefits that he received as of the date of this Agreement except (i) medical coverage, as set forth in Paragraph 2 below; and (ii) cruise benefits, which shall be provided on the same terms and conditions to which Lanterman was entitled during his employment. During the Term, the compensation enumerated herein together with payments, if any, made pursuant to the Retirement Agreement, is the only compensation to which Lanterman is entitled from HAL or its Affiliates, including Carnival Corporation and Carnival plc. Lanterman shall not be entitled to receive any additional compensation for his services as a member of the Board of Directors of Carnival Corporation and Carnival plc.

            (f) HAL further agrees to reimburse Lanterman for reasonable and customary business expenses incurred in connection with his provision of the Services. Air transportation and hotels shall be booked directly by Company.

      2. Medical Coverage Continuation. During the Term of Agreement, Contractor shall also be eligible to participate in Holland America Line Inc.'s medical and dental insurance programs (excluding life insurance and disability) on the same terms as such may be offered from time to time to that company's regular employees. Following the completion of the Term Lanterman will be entitled to COBRA benefits in accordance with applicable law; COBRA premiums are the responsibility of Lanterman should he elect COBRA coverage.

      3. Termination. The Term shall terminate immediately upon the occurrence of any of the following:

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            (a)   Lanterman's death;

            (b) Good Cause, which is defined as commission of any of the following acts:

                  (i)   fraud, embezzlement or misappropriation;

                  (ii)  commission of a felony;

                  (iii) Lanterman's material breach, willful or knowing failure or refusal to perform any or all of the covenants, agreement and obligations set forth in this Agreement, other than as the result of death or disability;

                  (iv) gross negligence by Lanterman in the performance of any or all of his material duties and responsibilities hereunder.

On termination of the Term for whatever reason (and whether in breach of contract or otherwise) Lanterman will immediately return all HAL property in his possession.

      4. Disability. If during the Term, Lanterman shall, as confirmed by competent medical evidence, become physically or mentally incapacitated to perform his duties for HAL hereunder for a period totaling six (6) months or less in any continuous 12-month period, Lanterman shall receive his full compensation as set forth in Paragraph 1 and medical coverage in Paragraph 2 for that period of disability. In the event such illness or other incapacity shall endure for a period of more than six (6) months in any continuous 12-month period, Lanterman's compensation for that period shall be reduced by an amount to be determined by HAL in its sole discretion. However, where such illness or other incapacity shall endure for a period of more than six (6) months HAL shall have the right, by written notice, to terminate the Term. Lanterman agrees to submit himself for appropriate medical examination to a physician of HAL's designation and at HAL's expense as necessary for the purposes of this Paragraph. The obligations of HAL under this paragraph may be satisfied in whole or in part, by payments to Lanterman under disability insurance provided thereby.

      5. Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto and, except for the Retirement Agreement, fully supersedes and replaces any and all prior agreements or understandings, whether written or oral, between the parties relating to the subject matter hereof.

      6. Assignability. Lanterman has been retained based upon his special qualifications. Lanterman may not assign or delegate any of his rights or obligations under this Agreement except as expressly set forth herein or by mutual agreement in writing.

      7. Admissions. The entering into of this Agreement by any party shall not be construed as an admission by that party of any liability or wrongdoing whatsoever.

      8.    Confidentiality; No Disparaging Comments.

            (a) Lanterman will keep in strictest confidence, both during and after the Term and will not during the term of this Agreement or thereafter disclose or divulge to any person, firm or corporation, or use directly or indirectly, for his own benefit or the benefit of others, any confidential information of HAL or the

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            Affiliates including, without limitation, any trade secrets respecting the business or affairs of HAL or its Affiliates which he may have acquired during the Term of this Agreement or his previous employment with them. In the event of an actual or threatened breach by Lanterman of the provisions of this paragraph, HAL and the Affiliates shall be entitled to injunctive relief restraining Lanterman from the breach or threatened breach as its sole remedy. The parties hereby waive their rights for damages, whether consequential or otherwise.

            (b) Each party covenants and agrees not to publicize, disseminate or otherwise make statements, or encourage or suggest to others to publicize, disseminate or otherwise make statements, that are in any way negative, disparaging or derogatory regarding the other party and, in the case of Lanterman, regarding any Affiliate or any former or present officer or director of HAL or any Affiliate.

      9. Title to Work Product. Companies shall have sole and exclusive title to, and all rights of ownership with respect to, the work product of Lanterman resulting from the performance of the Services, Lanterman acknowledging that he has no right, title or interest in or to such work product (including, without limitation, any right to utilize or disclose the work product for any purpose whatsoever). Such work product shall be considered as "work made for hire" and all copyrights, trade secrets and patent rights shall belong to the Companies.

      10. Status of Contractor. Lanterman acknowledges that during the Term he will be an independent contractor and that he will not be an employee, agent partner or joint venturer of Companies. As an independent contractor, Lanterman: (a) except as otherwise set forth herein, shall not be entitled to any benefits normally granted to Companies' employees; and (b) shall not have any authority to enter into any contracts or agreements on behalf of Companies or otherwise obligate Companies for any purpose whatsoever. Companies will make no deductions from any of the payments due to Lanterman hereunder for state or federal tax purposes, including, but not limited to, social security, income tax withholding, disability and other payroll tax requirements. Lanterman agrees that he shall be responsible for any and all taxes and other payments due on payments received by him from Companies hereunder and for all filings with respect thereto, and that he will indemnify and hold Companies harmless from and against any cost, damage or expense, including attorneys' fees, which Companies may incur as a result of Lanterman's failure to pay taxes due or to make such filings in a timely manner.

      11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. Any action regarding this Agreement shall be brought in the courts serving Seattle, Washington, to the exclusion of all others.

      12. Specific Performance. In addition to any other remedies to which any party may be entitled, each party shall have the right and remedy to have the covenants made by any other party in this Agreement specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of any

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            of said covenants would cause irreparable injury to the other parties and that money damages would not provide an adequate remedy to the other parties.

      13. Prevailing Party; Legal Fees. In the event that it shall be necessary for any party to institute legal action to enforce this Agreement or for any breach of this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees.

      14. Review. Lanterman affirmatively represents and warrants that he has consulted, or been afforded the opportunity to consult, with legal counsel of his own choosing with respect to all matters relating to this Agreement; that he has read this Agreement; that he is fully aware of its contents and of its legal effect; and that he has freely and voluntarily entered into it.

      15. Indemnification: HAL agrees to indemnify Lanterman, and hold him harmless from and against any and all claims, losses, lawsuits, damages and expenses arising from Lanterman's provision of the Services, other than as a consequence of Lanterman's negligence, recklessness or willful fault. Lanterman agrees to indemnify HAL and its affiliates, together with the officers, directors and employees of HAL and its affiliates, and hold them harmless from and against any and all claims, losses, lawsuits, damages and expenses arising from, incurred as a consequence of, or otherwise attributable to the negligence, recklessness or willful fault of Lanterman in the provision of the Services. A party's indemnification obligations shall only apply if: (i) the Indemnified Party has given the Indemnifying Party prompt written notice of the claim or cause of action and authorized the Indemnifying Party to assume the defense thereof through legal counsel selected by the Indemnifying Party and consented to by the Indemnified Party, which consent shall not be unreasonably withheld;
(ii) the Indemnified Party provides the Indemnifying Party with such assistance and cooperation in responding to and defending against the claim or cause of action as the Indemnifying Party reasonably requests; and (iii) the Indemnified Party does not engage in any settlement negotiations or agree to any settlement of the claim or cause of action without the prior written consent of the Indemnifying Party.

      IN WITNESS WHEREOF, the Companies and Lanterman have duly executed this agreement as of the day and year first above written.

                                        HOLLAND AMERICA LINE INC.

      /s/ Alton Kirk Lanterman          By: /s/ Stein Kruse
      ------------------------          ----------------------------
      Alton Kirk Lanterman              Stein Kruse
                                        Its: President & Chief Operating Officer


      ACKNOWLEDGED AND AGREED BY
      CARNIVAL CORPORATION

      By: /s/ Gerald R. Cahill
      ---------------------------
      Its: Executive Vice President and Chief Financial and Accounting Officer

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                                        HOLLAND AMERICA LINE N.V.

                                        By: /s/ Larry D. Calkins
                                        ------------------------
                                        Its: Authorized Signatory


HAL PROPERTIES LIMITED                  HAL CRUISES LIMITED

By: /s/ Larry D. Calkins                By: /s/ Larry D. Calkins
------------------------                ------------------------
Its:  Authorized Signatory              Its:  Authorized Signatory
    --------------------------              --------------------------


WINDSTAR SAIL CRUISES LIMITED           WIND STAR LIMITED

By: /s/ Larry D. Calkins                By: /s/ Larry D. Calkins
------------------------                ------------------------
Its:  Authorized Signatory              Its:  Authorized Signatory
    --------------------------              --------------------------


WIND SPIRIT LIMITED                     WESTMARK HOTELS, INC.

By: /s/ Larry D. Calkins                By: /s/ Larry D. Calkins
------------------------                ------------------------
Its:  Authorized Signatory              Its:  Authorized Signatory
    --------------------------              --------------------------


WESTMARK HOTELS OF CANADA LTD.          WESTOURS MOTOR COACHES INC.

By: /s/ Larry D. Calkins                By: /s/ Larry D. Calkins
------------------------                ------------------------
Its:  Authorized Signatory              Its:  Authorized Signatory
    --------------------------              --------------------------


EVERGREEN TRAILS, INC.                  TRAILWAYS TOURS INC.

By: /s/ Larry D. Calkins                By: /s/ Larry D. Calkins
------------------------                ------------------------
Its:  Authorized Signatory              Its:  Authorized Signatory
    --------------------------              --------------------------


WORLDWIDE SHORE SERVICES INC.           HORIZON COACH LINES LTD.

By: /s/ Larry D. Calkins                By: /s/ Larry D. Calkins
------------------------                ------------------------
Its:  Authorized Signatory              Its:  Authorized Signatory
    --------------------------              --------------------------

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                                    EXHIBIT A
                             DESCRIPTION OF SERVICES

PRIMARY FUNCTION

Provide such assistance as may be requested by HAL's President on strategic, financial, budgetary and historical analyses. Assist HAL's President with long-term strategic planning and provide feedback on proposed deployment and itineraries. Assist HAL's President in maintaining and developing relations with those key individuals in the travel industry that the Chairman has previously worked with. Effectively represent the interests of Holland America Line with key government, industry and educational organizations, with particular focus on the states of Washington and Alaska. Assist HAL's President in all manners possible through efforts in the aforementioned activities.

ESSENTIAL ACTIVITIES

1. Review financial information and reports as requested by HAL's President for the purpose of identifying issues or concerns.

2. Evaluate deployment strategies and make suggestions on proposed itineraries.

3. Assist HAL's President in establishing and maintaining relationships with key industry entities.

4. Participate in an overall corporate strategy to promote and improve relations with legislators and other government officials including recommendations regarding political contributions.

5. Identify strategic initiatives and make recommendations to improve Holland America Line's public perception and implement plans to realize positive outcomes.

6. Represent Holland America Line with key audiences to insure outcomes that support the Companies' overall business strategies and enhances HAL's role as a leader in travel and community relations. Included but not limited to this are groups such as; Chambers of Commerce, the University of Washington, the Washington Trade Council, the Northwest Cruiseship Association and the National Academy Foundation.

7. Work proactively with Holland America Line's lobbyists and HAL's Vice President, External Affairs to promote Holland America Line's interests in the states of Washington and Alaska and elsewhere as may be required from time to time.

8. Render assistance on special projects as requested by HAL's President and the Carnival Corporation's Chairman & CEO.

9. Provide such information and other cooperation (including, if required, as a witness in litigation) as the Companies may, from time to time, reasonably request in order to pursue a claim or defend itself on issues arising out of matters on which he worked on behalf of the Companies, provided, however, Lanterman may, as a condition of providing such

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      cooperation, require the Companies to pay his reasonable expenses.

10. Render additional assistance in such ways as is needed and requested by HAL's President and the Carnival Corporation's Chairman & CEO.

PERFORMANCE

Subject to the limitations of Paragraph 1(d) above, Lanterman is expected to spend the amount of time that is necessary to effectively carry out the above responsibilities. The actual amount of time is expected to vary from month to month.